                                                                    Exhibit 99.2




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                            SHARE PURCHASE AGREEMENT

                           Made as of January 1, 1999

                                     Between

                                IT STAFFING LTD.
                                  as Purchaser

                                       and

                                  CAD CAM, INC.
                                 as Corporation

                                       and

                                ROGER W. WALTERS
                                    as Vendor





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                                 MCMILLAN BINCH
                                     -------
                            BARRISTERS & SOLICITORS

                                TABLE OF CONTENTS


RECITALS.......................................................................1

Section 1 --INTERPRETATION.....................................................1
         1.1    Definitions....................................................1
                (1)     Accounting Period......................................1
                (2)     Affiliate..............................................1
                (3)     Agreement..............................................1
                (4)     Annual Financial Statements............................2
                (5)     Applicable Law.........................................2
                (6)     Benefit Plans..........................................2
                (7)     Business...............................................2
                (8)     Business Day...........................................2
                (9)     Capital Lease..........................................2
                (10)    Capital Lease Obligation...............................2
                (11)    Closing Balance Sheet..................................2
                (12)    Closing Date...........................................3
                (13)    Closing Financial Statements...........................3
                (14)    Corporation............................................3
                (15)    Encumbrance............................................3
                (16)    Fair Market Value......................................3
                (17)    Final Instalment Date..................................3
                (18)    GAAP...................................................3
                (19)    Good Standing..........................................3
                (20)    Governmental Authority.................................3
                (21)    Indebtedness of a Person...............................3
                (22)    Interim Period.........................................4
                (23)    ITS SEC Documents......................................4
                (24)    ITS Shares.............................................4
                (25)    Leases.................................................4
                (26)    Leased Premises........................................4
                (27)    Non-Competition Covenant...............................4
                (28)    Notice.................................................4
                (29)    Ordinary Course of Business............................4
                (30)    Person.................................................4
                (31)    Purchase...............................................4
                (32)    Purchase Price.........................................4
                (33)    Purchased Shares.......................................5
                (34)    Second Instalment Date.................................5
                (35)    Statement Date.........................................5
                (36)    Subsidiaries...........................................5
                (37)    Tax or Taxes...........................................5
                (38)    Vendor's Account.......................................5
         1.2    Headings and References........................................5
         1.3    Extended Meanings..............................................5


                                      (i)

         1.4    Currency.......................................................5
         1.5    Best of Knowledge..............................................5
         1.6    Schedules......................................................5

Section 2 --PURCHASE AND SALE..................................................6
         2.1    Purchase and Sale..............................................6
         2.2    Payment........................................................6
         2.3    Issuance of ITS Shares.........................................7
         2.4    Adjustment of Purchase Price...................................8
                (1)     Reduction..............................................8

Section 3 --REPRESENTATIONS AND WARRANTIES OF THE VENDOR.......................8
         3.1    Corporate Matters..............................................8
                (1)     Status and Capacity of Corporation.....................8
                (2)     Authority..............................................8
                (3)     Enforceability.........................................8
                (4)     Residence..............................................8
                (5)     Investments............................................9
                (6)     Corporate Records......................................9
                (7)     Transfer Taxes.........................................9
                (8)     Shareholders'Agreements, etc...........................9
                (9)     Licences and Permits...................................9
                (10)    Operations and Assets..................................9
         3.2    Share Capital and Dividends and Shares.........................9
                (1)     Authorized and Issued Share Capital....................9
                (2)     Title to Shares.......................................10
                (3)     No Other Purchase Agreements..........................10
                (4)     Dividends.............................................10
                (5)     Contractual and Regulatory Approvals..................10
         3.3    Financial Matters.............................................11
                (1)     Books and Records.....................................11
                (2)     Financial Statements..................................11
                (3)     Liabilities of the Corporation........................11
                (4)     Product Guarantees, Warranties and Discounts..........12
                (5)     Accounts Receivable...................................12
                (6)     Debt Obligations......................................12
                (7)     Absence of Certain Changes or Events..................13
                (8)     Tax Matters...........................................14
                (9)     Bank Accounts and Authorizations......................15
                (10)    Insurance.............................................15
                (11)    Capital Expenditures..................................15
                (12)    Non-Arm's Length Matters..............................16
         3.4    Property of Corporation.......................................16
                (1)     Title to Assets.......................................16
                (2)     Real Properties.......................................16
                (3)     Leases and Leased Premises............................16
                (4)     Status of Property....................................17
                (5)     Personal Property.....................................17
                (6)     Work Orders and Deficiencies..........................17


                                      (ii)

                (7)     Plants, Facilities and Equipment......................18
                (8)     [Intentionally deleted]...............................18
                (9)     Intellectual Property.................................18
                (10)    Licences, Agency and Distribution Agreements..........19
         3.5    Conduct of Business...........................................19
                (1)     No Material Adverse Change............................19
                (2)     Ordinary Course.......................................20
                (3)     Suppliers.............................................20
                (4)     Customers.............................................20
                (5)     Necessary Assets......................................20
                (6)     Restrictions on Doing Business........................20
                (7)     Contracts.............................................20
         3.6    Employment Matters............................................21
                (1)     Employees.............................................21
                (2)     Remuneration..........................................21
                (3)     Labour Matters and Employee Contracts.................21
                (4)     Employee Legislation..................................21
                (5)     Benefit Plans.........................................21
                (6)     Disclosure............................................22
                (7)     Contributions.........................................22
                (8)     ERISA.................................................22
         3.7    General Matters...............................................22
                (1)     Compliance with Constating Documents,
                          Agreements and Laws.................................22
                (2)     Compliance with Laws..................................22
                (3)     Litigation............................................23
                (4)     Copies of Documents...................................23
                (5)     Disclosure............................................23

Section 4 --REPRESENTATIONS AND WARRANTIES OF the PURCHASER...................23
         4.1    Organization..................................................23
         4.2    ITS Shares....................................................24
         4.3    No Defaults...................................................24
         4.4    Litigation....................................................24
         4.5    Authority.....................................................24

Section 5 --INTERIM PERIOD....................................................24
         5.1    Interim Period................................................24

Section 6 --ACCESS AND CONFIDENTIALITY........................................24
         6.1    Access........................................................24
         6.2    Confidentiality...............................................25

Section 7 --CONDITIONS........................................................25
         7.1    General.......................................................25
                (1)     Verification..........................................25
                (2)     Vendor's Obligations..................................25
                (3)     Adverse Proceedings...................................25
                (4)     Material Adverse Change...............................25
                (5)     Status of Leases and Contracts........................25
                (6)     Concurrent Transactions...............................26


                                     (iii)

                (7)     Aircraft Lease........................................26
                (8)     Indebtedness of Shareholders, Directors etc...........26
                (9)     Resignations..........................................25
                (10)    Life Insurance........................................26
                (11)    Evidence..............................................26
                (12)    Corporate Action......................................26
                (13)    Approvals, Consents, etc..............................27
                (14)    Approval of Counsel and Opinions......................27

Section 8 --NON-COMPETITION AND EMPLOYMENT AGREEMENT..........................27

Section 9 --SURVIVAL AND INDEMNITY............................................27
         9.1    Survival......................................................27
         9.2    General Indemnity.............................................27
         9.3    Notice and Participation......................................27

Section 10 --CLOSING..........................................................28

Section 11 --ARBITRATION......................................................28
         11.1   Scope.........................................................28
         11.2   Appointment of Arbitrators....................................28
         11.3   Powers of Arbitrator..........................................28
         11.4   Arbitration Procedure.........................................28
         11.5   Awards and Appeal.............................................28
         11.6   Costs of Arbitration..........................................28
         11.7   Rules.........................................................29
         11.8   Condition Precedent...........................................29

Section 12 --MISCELLANEOUS....................................................29
         11.8   Condition Precedent...........................................29
         12.2   Further Assurances............................................29
         12.3   No Disclosure.................................................29
         12.4   Notice........................................................29
         12.5   Time..........................................................30
         12.6   Governing Law.................................................30
         12.7   Entire Agreement..............................................30
         12.8   Severability..................................................30
         12.9   Assignment and Enurement......................................30
         12.10  Counterparts and Facsimile....................................31

Schedule 1.1(4) -Annual Financial Statements  for Fiscal Year ended
                 December 31, 1998

Schedule 2.2(1)(b) -Form of Promissory Note

Schedule 3.1(5) -Equity Investments and Subsidiaries of Corporation

Schedule 3.2(5) -Contractual and Regulatory Approvals

Schedule 3.5(7)-Material Contracts, Leases and Agreements

Schedule 3.3(4) -Guarantees, Warranties and Discounts

Schedule 3.3(5) -Letters of Credit, bonds or Other Financial Security
                 Arrangements

Schedule 3.3(7) -Absence of Certain Changes or Events


                                      (iv)

Schedule 3.3(10) -Tax Matters

Schedule 3.3(9) -Bank Accounts and Authorizations

Schedule 3.3(10) -Insurance

Schedule 3.3(12) -Non-Arm's Length Interests

Schedule 3.4(1)(d) -Encumbrances

Schedule 3.4(3)(a) -Leased Premises

Schedule 3.4(5) -Personal Property Leases and Conditional Sales Agreement

Schedule 3.4(9)(a) -Intellectual Property

Schedule 3.4(10) -Licences, Agency and Distribution Agreements

Schedule 3.5(3) -Suppliers

Schedule 3.5(4) -Customers

Schedule 3.5(7) -Contracts

Schedule 3.6(1) -Employees

Schedule 3.6(3) -Labour Matters and Employment Contracts

Schedule 3.6(5) -Benefit Plans

Schedule 3.7(1)(b) -Required Consents

Schedule 3.7(3) -Pending Litigation

Schedule 7.1(14) -Vendor's Counsel Opinion

Schedule 8 -Employment Agreement

Schedule 3.1(10) -Operations and Assets

Schedule 2.4(1) -???

Schedule 3.3(11) -Capital Expenditures




                                      (v)

                            SHARE PURCHASE AGREEMENT

This Agreement is made as of January 1, 1999 , between


                  IT STAFFING LTD. , a corporation formed under the laws of Ontario,

                                       and

                  CAD CAM, INC., a corporation formed under the laws of Ohio,

                                       and

                                ROGER W. WALTERS,

RECITALS

A. The Vendor is the registered and beneficial owner of the Purchased Shares.

B. The Purchaser wishes to purchase and the Vendor wishes to sell the Purchased Shares on the terms and conditions of this Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

SECTION 1         --  INTERPRETATION

1.1      DEFINITIONS.  In this Agreement:

(1) ACCOUNTING PERIOD means each of the quarters into which each fiscal year of the Corporation is divided.

(2) AFFILIATE means any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person and for greater certainty includes, without limitation, a Subsidiary or an Affiliated Person (as that term is defined in the INVESTMENT COMPANY ACT OF 1940. For the purposes of this definition, a Person "controls" another Person if that Person directly or indirectly possesses the power to direct or cause the direction of the management and policies of that other Person, whether through the ownership of securities, by contract or by any other means and "controlled by" and "under common control with" have corresponding meanings.

(3) AGREEMENT means this agreement including any recitals and Schedules to this agreement, as amended, supplemented or restated from time to time.

(4) ANNUAL FINANCIAL STATEMENTS means the unaudited consolidated financial statements of the Corporation for a fiscal year consisting of a balance sheet, statement of profit and loss, statement of retained earnings and deficit and statement of changes in financial position for the period then ended, together with the notes thereto, as reported on by the Corporation's CPA; a copy of the Annual Financial Statements of the Corporation for the fiscal year ended December 31, 1998 are attached hereto as Schedule 1.1(4) .

(5) APPLICABLE LAW, in respect of any Person, property, transaction or event, means all present laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event and, having authority over that Person, property, transaction or event.

(6) BENEFIT PLANS has the meaning given to it in Section 3.6(5).

(7) BUSINESS means the business of providing: (a) contract placement services for project engineers, designers, detailers, software engineers, computer aided design ("CAD") technicians, technical writers and technical illustrators in certain specialized areas, such as, product design tooling, telecommunications, programming and robotics; (b) CAD-based engineering and design solutions, including documentation, in certain areas, such as, product design, tool and die, gage and fixture, special machinery and material handling systems; (c) turnkey technical publication services to clients in a wide variety of industries; (d) CAD-based engineering services on a very broad range of hardware and software platforms, including, solid and three dimensional modeling, detailing and drafting, scanning and vectorization and file conversion; (e) technical services to the architectural, engineering, construction and facility management market, including, field measurement and documentation of facility and utility system "as-built" conditions, CAD development of existing paper drawings, plant layout and assembly line documentation; and (f) value-added reselling of CAD-based software and equipment, including computers, scanners and plotters, as now conducted by the Corporation.

(8) BUSINESS DAY means a day on which banks are open for business in Toronto, Ontario and Dayton, Ohio but does not include a Saturday, Sunday and any other day which is a legal holiday in any such city.

(9) CAPITAL LEASE means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

(10) CAPITAL LEASE OBLIGATION means, as of any date, (i) the amount of the obligation of the lessee under a Capital Lease that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed as such in a note to such balance sheet, and (ii) the present value of any obligations arising in connection with a sale and lease back transaction to the extent that such obligations are not Capital Lease Obligations in accordance with clause (i) of this definition.

(11) CLOSING BALANCE SHEET means the balance sheet of the Corporation contained in the Closing Financial Statements.

(12) CLOSING DATE means September 13, 1999.

(13) CLOSING FINANCIAL STATEMENTS means the unaudited consolidated financial statements of the Corporation as at and for the fiscal period ended June 30, 1999, consisting of a balance sheet, statement of profit and loss, statement of retained earnings and deficit and statement of changes in financial position for the period then ended, together with the notes thereto, as reported on by the Corporation's Chief Financial Officer.

(14) CORPORATION means CAD CAM, Inc., a corporation subsisting under the laws of Ohio.

(15) ENCUMBRANCE means any charge, mortgage, lien, pledge, claim, restriction, security interest or other encumbrance whether created or arising by agreement, statute or otherwise at law, attaching to property, interests or rights and shall be construed in the widest possible terms and principles known under the law applicable to such property, interests or rights and whether or not they constitute specific or floating charges as those terms are understood under the laws of the Province of Ontario.

(16) FAIR MARKET VALUE of an ITS Share means, on the date of determination (the "Valuation Date"), the average of the last sale price or, failing any sale, the average of the closing bid and asked prices, on each of the ten trading days next preceding the Valuation Date, according to the official price quotations of the Nasdaq SmallCap Market, each determination to be conclusive.

(17)     FINAL INSTALMENT DATE means 15 Business Days from December 31, 2000.

(18) GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the Initial Closing Date, consistently applied.

(19) GOOD STANDING, when used in reference to a corporation, denotes that such corporation has not been discontinued or dissolved under the laws of its incorporating jurisdiction, that no steps or proceedings have been taken to authorize or require such discontinuance or dissolution and that such corporation has submitted to the relevant authority all notices or returns of corporate information and all other filings required by Applicable Law to be submitted to such authority.

(20) GOVERNMENTAL AUTHORITY means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

(21)     INDEBTEDNESS OF A PERSON means:

         (a) any obligation, contingent and other, which is required to be classified in accordance with GAAP upon such Person's balance sheet as a liability;

         (b) any obligation secured by any Encumbrance existing on property owned or acquired by such Person subject to such Encumbrance whether or not the obligation secured thereby shall have been assumed;

         (c) any debt or liability of such Person representing the deferred acquisition cost of property or assets created or arising under any conditional sale agreement or other title retention agreement even though the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of property or assets covered thereby;

         (d) any liabilities, contingent, unmatured and otherwise, under indemnities given in respect of any bankers' acceptance, letter of credit or letter of guarantee;

         (e)      any Capital Lease Obligation by which such Person is bound;
                  and

         (f)      any guarantee.

(22) INTERIM PERIOD means the period from and including the date of this Agreement to and including the Closing Date.

(23) ITS SEC DOCUMENTS means those public documents filed with Securities Exchange Commission pursuant to Applicable Laws.

(24) ITS SHARES means those common shares in the capital of the Purchaser listed on the Nasdaq SmallCap Market and Boston Stock Exchange to be issued by the Purchaser bearing a SECURITIES EXCHANGE ACT, 1933 legend which will cease to be effective upon listing of the shares as required in Section 2.3 but subject to any hold requirements under Section 2.3(c) and subscribed to by the Vendor as part of the Purchase Price for the Purchased Shares.

(25) LEASES has the meaning given to it in Section 3.4(3)(a).

(26) LEASED PREMISES has the meaning given to it in Section 3.4(3)(b).

(27) NON-COMPETITION COVENANT has the meaning given to it in Section 8.

(28) NOTICE means any notice, approval, demand, direction, consent, designation, request, document, instrument, certificate or other communication required or permitted to be given under this Agreement.

(29) ORDINARY COURSE OF BUSINESS means the ordinary and usual course of the routine daily affairs of the Business.

(30) PERSON means any natural person, sole proprietorship, partnership, corporation, trust, joint venture, any Governmental Authority or any incorporated or unincorporated entity or association of any nature.

(31) PURCHASE means the transaction of purchase and sale of the Purchased Shares contemplated by this Agreement.

(32) PURCHASE PRICE has the meaning given to it in Section 2.1.

(33) PURCHASED SHARES means all the issued and outstanding shares in the capital of the Corporation outstanding as at the opening of business on the Closing Date.

(34) SECOND INSTALMENT DATE means 15 Business Days from December 31, 1999.

(35) STATEMENT DATE means the date the Annual Financial Statements of the Corporation for fiscal year ended 1998 is dated, which for greater certainty is December 31.

(36) SUBSIDIARIES means the subsidiaries of the Corporation listed on Schedule 3.1(5).

(37) TAX OR TAXES includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority, including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges, together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

(38) VENDOR'S ACCOUNT means the bank account in the name of Roger W. Walters, number 0166006957, at Community First Bank, 228 Meeting Street, Charleston, S.C., 29401-3163, ABA 053202350, or such other account as may be designated by the Vendor.

1.2 HEADINGS AND REFERENCES. The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular section, subsection or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to "Sections" are to sections, subsections and further subdivisions of sections of this Agreement.

1.3 EXTENDED MEANINGS. Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders. The term "including" means "including without limitation".

1.4 CURRENCY. All references to currency or dollar amounts in this Agreement are to lawful currency of United States of America.

1.5 BEST OF KNOWLEDGE. Any statement in this Agreement expressed to be made to "the best of the Vendor's knowledge" and any other references to the knowledge of the Vendor shall be understood to be made on the basis of the Vendor's actual knowledge, after diligent inquiry, of the relevant subject matter or on the basis of such knowledge of the relevant subject matter as the Vendor would have had if it had conducted such diligent inquiry.

1.6 SCHEDULES. The following are the schedules annexed to this Agreement and incorporated by reference and deemed to be part hereof (the "SCHEDULES"):

Schedule 1.1(4)     -  Annual Financial Statements
Schedule 2.2(1)(b)  -  Form of Promissory Note
Schedule 3.1(5)     -  Equity Investments and Subsidiaries of Corporation
Schedule 3.1(8)     -  Shareholder Agreements
Schedule 3.1(10)    -  Operations and Assets
Schedule 3.2(5)     -  Contractual and Regulatory Approvals
Schedule 3.3(4)     -  Material Contracts, Leases and Agreements
Schedule 3.3(4)     -  Guarantees, Warranties and Discounts
Schedule 3.3(5)     -  Letters of Credit, Bonds or Other Financing
                       Security Arrangements
Schedule 3.3(7)     -  Absence of Certain Changes or Events
Schedule 3.3        -  Tax Matters(10)
Schedule 3.3(9)     -  Bank Accounts and Authorizations
Schedule 3.3(10)    -  Insurance
Schedule 3.3(12)    -  Non-Arm's Length Interests
Schedule 3.3(15)    -  Amounts Receivables)(10)
Schedule 3.4(1)(d)  -  Encumbrances
Schedule 3.4(3)(a)  -  Leased Premises
Schedule 3.4(5)     -  Personal Property Leases and Conditional Sales Agreements
Schedule 3.4(9)(a)  -  Intellectual Property
Schedule 3.4(10)    -  Licences, Agency and Distribution Agreements
Schedule 3.5(3)     -  Suppliers
Schedule 3.5(7)     -  Contracts
Schedule 3.6(1)     -  Employees
Schedule 3.6(3)     -  Labour Matters and Employee Contracts
Schedule 3.6(5)     -  Benefit Plans
Schedule 3.7(1)(b)  -  Required Consents
Schedule 3.7(3)     -  Pending Litigation
Schedule 7.1(14)    -  Opinion of Vendor's Counsel
Schedule 8          -  Employment Agreement(10)

SECTION 2         --  PURCHASE AND SALE

2.1 PURCHASE AND SALE. The Vendor shall sell and the Purchaser shall purchase all but not part of the Purchased Shares upon and subject to the terms and conditions of this Agreement for a purchase price (the "PURCHASE PRICE") equal to $6,000,000, as adjusted in accordance with Section 2.4

2.2 PAYMENT. THE PURCHASE PRICE SHALL BE PAID AND SATISFIED BY THE PURCHASER IN THREE INSTALMENTS:

(1) The Purchaser shall pay to the Vendor on the Closing Date a first instalment of the Purchase Price (the "FIRST INSTALMENT") as follows:

         (a) $2,000,000 by wire transfer in immediately available funds to the Vendor's Account;

         (b) as to a further $1,000,000 of the Purchase Price, by delivery to the Vendor of a promissory note payable to the order of the Vendor substantially in the form of Schedule 2.2(1)(b) , which promissory note shall be delivered by the Purchaser and accepted by the Vendor as evidence of and as security for the unpaid balance of $1,000,000 and not in satisfaction of the that portion of the Purchase Price which is represented by the principal amount of the promissory note; and

         (c) subject to Section 2.3, by issuing ITS Shares in the name of the Vendor with a Fair Market Value of $500,000;

(2) The Purchaser shall pay to the Vendor on the Second Instalment Date a second instalment of the Purchase Price, as adjusted in accordance with Section 2.4, (the "SECOND INSTALMENT") as follows:

         (a) as to $1,000,000 of the Purchase Price, by wire transfer in immediately available funds to the Vendor's Account; and

         (b) as to a further $500,000 of the Purchase Price, by delivery to the Vendor of a promissory note payable to the order of the Vendor substantially in the form of Schedule 2.2(1)(b) which promissory note shall be delivered by the Purchaser and accepted by the Vendor as evidence of and as security for the unpaid balance of $500,000 and not in satisfaction of the that portion of the Purchase Price which is represented by the principal amount of the promissory note;

(3) The Purchaser shall pay to the Vendor on the Final Instalment Date a final instalment, as adjusted in accordance with Section 2.4, (the "FINAL INSTALMENT") as follows:

         (a) subject to Section 2.3, by issuing ITS Shares in the name of the Vendor with a Fair Market Value of $1,000,000;

2.3 ISSUANCE OF ITS SHARES. The parties hereby agree that any ITS Shares to be issued by the Purchaser to the Vendor as part of the Purchase Price pursuant to the terms of this Agreement, are subject to the following terms and conditions:

         (a) with respect to those ITS Shares issued in connection with the First Instalment, the Purchaser shall register such issued ITS Shares with the Securities Exchange Commission and use its best efforts to register such shares for listing on NASDAQ within thirty (30) days of the Closing Date;

         (b) with respect to those ITS Shares issued in connection with the Final Instalment, the Purchaser shall register such issued ITS Shares with the Securities Exchange Commission and use its best efforts register such shares for listing on NASDAQ within thirty (30) days of the Final Instalment Date;

         (c) with respect to those ITS Shares issued to the Vendor in connection with the First Instalment and the Final Instalment, the Vendor shall not sell, transfer, or otherwise dispose of such ITS Shares for a period of twelve (12) months commencing from the date such ITS Shares were issued (the "HOLD PERIOD"); and for greater certainty, the Hold Period for those ITS Shares issued in connection with the First Instalment shall commence on the Closing Date, and the Hold Period for those ITS Shares issued in connection with the Final Instalment shall commence on the Final Instalment Date. The Vendor may sell, transfer or dispose of its ITS Shares if (a) the Hold Period applicable to those ITS Shares has expired, and (b) such sale, transfer of disposition does not contravene any Applicable Law.

2.4      ADJUSTMENT OF PURCHASE PRICE.

(1) REDUCTION. Schedule 2.4-A is a list of receivables of the Corporation as at December 31, 1998 and an allowance for bad debt experience in respect thereof.
Schedule 2.4-B is a list of receivables of the Corporation as at June 30, 1999 and an allowance for bad debt experience in respect thereof. With respect to the receivables referred to therein, if the Corporation's aggregate write-offs are greater than the aggregate allowances provided for, then the Purchaser, in its sole discretion, may reduce on the final Instalment Date the amounts owing under Sections 2.2(1)(b), 2.2(2)(b) and 2.2(3)(a), or any one or more of them, by an amount equal to the difference between the write-offs and allowance.

(2) ASSIGNMENT. The parties agree that with respect to the adjustment for receivables referred to in Section 2.4(1), if a reduction in the amount owing was made then such bad debts and accounts shall be assigned with all right, title and benefit to the Vendor on the Final Instalment Date.

SECTION 3 --  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The Vendor represents and warrants to the Purchaser as stated below and acknowledges that the Purchaser is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the Purchase.

3.1      CORPORATE MATTERS.

(1) STATUS AND CAPACITY OF CORPORATION. The Corporation and its Subsidiaries are each duly incorporated, organized, validly existing and in Good Standing under the laws of its jurisdiction of incorporation, and each of them has the corporate power and capacity and is duly qualified to own or lease its property and to carry on its business as now conducted in each jurisdiction in which it owns or leases property or carries on business.

(2) AUTHORITY. The Vendor has full authority to enter into this Agreement.

(3) ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by the Vendor and is a valid and legally binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity.

(4) RESIDENCE. The Vendor is a non-resident of Canada within the meaning of the INCOME TAX ACT (Canada).

(5) INVESTMENTS. Except as disclosed in Schedule 3.1(5) , the Corporation does not own, directly or indirectly, any shares or other equity securities of any corporation or any equity or ownership interest in any business or Person. The Corporation is not subject to any obligation or requirement to provide funds to or make any investment in any business or Person by way of loan, capital contribution or otherwise.

(6) CORPORATE RECORDS. The corporate records and minute books of the Corporation, and each Subsidiary, all of which have been provided to the Purchaser, contain complete and accurate minutes of all meetings of and corporate actions or written resolutions of the directors, committees of directors and shareholders of the Corporation and its Subsidiaries, including all Code of Regulations and resolutions passed by the directors, committees of directors and shareholders of the Corporation and its Subsidiaries, since their formation. All actions taken by shareholders and directors have been by unanimous written consent and the annual meeting minutes included ratification of prior events and actions which may or may not have been properly authorized at the time the actions were taken. The share certificate books, register of shareholders, register of transfers and similar corporate records of the Corporation and each Subsidiary are complete, accurate and current.

(7) TRANSFER TAXES. All security transfer Taxes or similar Taxes payable in connection with the transfer of any securities of the Corporation have been duly paid.

(8) SHAREHOLDERS' AGREEMENTS, ETC. There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Corporation.

(9) LICENCES AND PERMITS. In the best knowledge of the Vendor, the Corporation and each of its Subsidiaries holds all licences, permits and authorizations requisite for, and has complied with all Applicable Laws applicable to, the conduct of the Business.

(10) OPERATIONS AND ASSETS. Attached as Schedule 3.1(10) is a list of each jurisdiction in which operations of the Corporation and its Subsidiaries are carried on and a brief description of the nature of such operations and each jurisdiction in which tangible assets owned or used by the Corporation and its Subsidiaries are located.

3.2      SHARE CAPITAL AND DIVIDENDS AND SHARES.

(1) AUTHORIZED AND ISSUED SHARE CAPITAL. The authorized capital of the Corporation consists of 750 common shares, of which 100 have been duly issued and 80 are outstanding as fully paid and non-assessable shares in the capital of the Corporation. No shares or other securities of the Corporation have been issued in violation of any Applicable Law, the articles of incorporation, its Code of Regulations or other constating documents of the Corporation or the terms of any shareholders' agreement or any agreement to which the Corporation is a party or by which it is bound. Other than the Purchased Shares, the Corporation has not issued or authorized the issue of any other shares or rights, including, without limitation, shares of any class, whether preferred or otherwise, or any options, including employee stock options or warrants.

(2) TITLE TO SHARES. The Vendor legally and beneficially owns and controls all of the Purchased Shares with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others.

(3) NO OTHER PURCHASE AGREEMENTS. Other than existing Encumbrances, no Person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, including a right of conversion or exchange attached to convertible securities, warrants or convertible obligations of any nature, for:

         (a) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares in the capital of the Corporation or any securities of the Corporation or in any of the unissued shares in the capital of the Corporation's Subsidiaries or any securities of any Subsidiary of the Corporation;

         (b) the purchase or other acquisition from the Vendor of any of the Purchased Shares; or

         (c) the purchase or other acquisition from the Corporation, or any of its Subsidiaries, of any of their undertakings, property or assets, other than in the Ordinary Course of Business.

(4) DIVIDENDS. Since the Statement Date, the Corporation has not, directly or indirectly, authorized, declared or paid any dividends or declared or made any other distribution or return of capital in respect of any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

(5) CONTRACTUAL AND REGULATORY APPROVALS. Except as specified in Schedule 3.2(5) , neither the Corporation nor the Vendor is under any obligation, contractual or otherwise, to request or obtain the consent or approval of any Person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any Governmental Authority are required to be obtained by the Corporation or the Vendor:

         (a) by virtue of or in connection with the execution, delivery or performance by the Vendor or the Corporation of this Agreement or the completion of any of the transactions contemplated herein;

         (b) to avoid the loss of any licence, permit or other authorization or the violation, breach or termination of, or any default under, or the creation of any Encumbrance under the terms of, any Applicable Law; or

         (c) in order that the authority and ability of the Corporation to carry on the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the Purchase.

Complete and correct copies of any agreements under which the Corporation or the Vendor is obligated to request or obtain any such consent or approval have been provided to the Purchaser.

3.3      FINANCIAL MATTERS.

(1) BOOKS AND RECORDS. All material financial transactions of the Corporation have been properly recorded in its books and records, which have been maintained in accordance with GAAP and all other applicable legal and accounting requirements and good business practice. Such books and records:

         (a) reflect the basis for the financial condition and the revenues, expenses and results of operations of the Corporation shown in the Annual Financial Statements for its fiscal year ended December 31, 1998 and the Closing Financial Statements; and

         (b) together with all disclosures made in this Agreement, present fairly the financial condition and the revenues, expenses and results of the operations of the Corporation as of and to the date hereof.

No information, records, systems, controls or data pertaining to or required for the operation or administration of the Corporation or the Business are recorded, stored, maintained by, or are otherwise dependent upon, any computerized or other system, program or device that is not exclusively owned and controlled by the Corporation; and on the Closing Date the Corporation will have originals or copies of all such records, systems, controls or data in its possession or control, including where applicable, copies of all computer software and documentation relating thereto.

(2) FINANCIAL STATEMENTS. The Annual Financial Statements for fiscal year ended December 31, 1998 and the Closing Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with financial statements of previous years and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation as at the Statement Date and the Closing Financial Statement Date, respectively. The financial position of the Corporation is now at least as good as that shown by or reflected in the Closing Financial Statements.

(3) LIABILITIES OF THE CORPORATION. To the best knowledge of the Vendor, there are no liabilities (contingent or otherwise) of the Corporation of any kind whatsoever, and there is no basis for any assertion against the Corporation of any liabilities of any kind, other than:

         (a) the liabilities disclosed, reflected in or provided for in the Annual Financial Statements for fiscal year ended December 31, 1998 or the Closing Financial Statements;

         (b) liabilities incurred since the Statement Date which were incurred in the Ordinary Course of Business and, in the aggregate, are not materially adverse to the Business; and

         (c)      other liabilities disclosed in this Agreement.

(4) PRODUCT GUARANTEES, WARRANTIES AND DISCOUNTS. Except as described in
Schedule 3.3(4):

         (a) the Corporation has not given any guarantee or warranty in respect of any of the products sold or the services provided by it, except warranties made in the Ordinary Course of Business, and except for warranties implied by, or contract and performance standards imposed by, Applicable Law;

         (b) during each of the three fiscal years of the Corporation ended immediately preceding the date hereof, no claim has been made against the Corporation for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any product, service or work which had, in any such year, an aggregate cost exceeding $100,000;

         (c) there are no repair contracts or maintenance obligations of the Corporation in favour of the customers or users of products of the Business, except obligations incurred in the Ordinary Course of Business and in accordance with the Corporation's standard terms, a copy of which has been provided to the Purchaser; and

         (d) the Corporation is not now subject to any agreement or commitment, and the Corporation has not, within three years prior to the date hereof, entered into any agreement with or made any commitment to any customer of the Business which would require the Corporation to repurchase any products sold to such customers or to adjust any price or grant any refund, discount or other concession to such customer.

(5) ACCOUNTS RECEIVABLE. Except as disclosed in Schedule 3.3(5), all accounts receivable, book debts and other debts owing to the Corporation reflected in the Closing Financial Statements and all accounts receivable of the Corporation arising since the date of the Closing Financial Statements arose from transactions in the Ordinary Course of Business and are good, valid, enforceable and fully collectable at the aggregate recorded amounts thereof subject to a reasonable allowance, consistent with past practice, for doubtful accounts as reflected in the Closing Financial Statements or as previously disclosed in writing to the Purchaser. To the best of knowledge of the Vendor, except as disclosed, no other customers have asserted any defence, set-off or counterclaim.

(6) DEBT OBLIGATIONS. Except as disclosed in the Annual Financial Statements for fiscal year ended December 31, 1998 and the Closing Financial Statements, the Corporation does not have outstanding any bonds, debentures, mortgages, promissory notes or other Indebtedness maturing more than one year after the date of creation or issue, is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other Indebtedness maturing more than one year after the date of creation or issue, and is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or Indebtedness of any Person.

(7) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 3.3(7), since the Statement Date, the Corporation has not:

         (a) incurred any obligation or liability (fixed or contingent) or Indebtedness, except normal trade or business obligations incurred in the Ordinary Course of Business none of which is materially adverse in the Corporation;

         (b) paid or satisfied any obligations or liability (fixed or contingent), except:

                  (i) current liabilities included in the Annual Financial Statements for fiscal year ended December 31, 1998;

                  (ii) current liabilities incurred since the Statement Date in the Ordinary Course of Business; and

                  (iii) scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in this Agreement;

         (c) created any Encumbrance upon any of its properties or assets, except as described in this Agreement or in the Schedules hereto;

         (d) sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets, except in the Ordinary Course of Business;

         (e) purchased, leased or otherwise acquired any properties or assets, except in the Ordinary Course of Business;

         (f) waived, cancelled or written off any rights, claims, accounts receivable or any amounts payable to the Corporation, except in the Ordinary Course of Business and as disclosed in
                  Schedule 3.3(7)(f);

         (g) entered into any transaction, contract, agreement or commitment, except in the Ordinary Course of Business;

         (h) terminated, discontinued, closed or disposed of any plant, facility or business operation;

         (i) had a supplier terminate, or communicate to the Corporation the intention or threat to terminate, its relationship with the Corporation, or the intention to reduce substantially the quantity of products or services it sells to the Corporation, except in the case of suppliers whose sales to the Corporation are not, in the aggregate, material to the Business or the financial condition of the Corporation;

         (j) had any customer terminate, or communicate to the Corporation the intention or threat to terminate, its relationship with the Corporation, or the intention to reduce substantially the quantity of products or services it purchases from the Corporation, or its dissatisfaction with the products or services sold by the Corporation, except in the case of customers whose purchases from the

                  Corporation are not, in the aggregate, material to the Business or the financial condition of the Corporation;

         (k) made any material change in the method of billing customers or the credit terms made available by the Corporation to its customers;

         (l) made any material change with respect to any method of management, operation or accounting in respect of the Business;

         (m) suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could materially adversely affect the Business or the financial condition of the Corporation;

         (n) Schedule 3.3(7)(n) contains the prior and current compensation of all employees of the Corporation, except contract employees, who have received raises since December 31, 1998. To the extent the compensation of contract employees has changed since December 31, 1998, the Corporation has, to the extent permitted, passed such increases through to customers to whom such employees provide services under the terms of the contract for services.

         (o)      suffered any extraordinary loss relating to the Business;

         (p) made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Business or Condition of the Corporation or its relationships with its customers, suppliers or employees; or

         (q) authorized, agreed or otherwise become committed to do any of the foregoing.

(8)      TAX MATTERS.

         (a) The Corporation has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by it in respect of all Taxes, and such returns and documents are complete and correct. Complete and correct copies of all such returns and other documents filed in respect of the three fiscal years of the Corporation ending prior to the date hereof have been provided to the Purchaser.

         (b) The Corporation has paid, collected and remitted all Taxes which are due and payable, collectible or remittable, as applicable, by it on or before the date hereof. Adequate provision has been made in the Annual Financial Statements for fiscal year ended December 31, 1998 and Closing Financial Statements for all Taxes for the periods covered by the Annual Financial Statements and Closing Financial Statements, respectively. The Corporation has no liability for Taxes other than those provided for in the Annual Financial Statements for fiscal year ended December 31,1998 and those arising in the Ordinary Course of Business since the Statement Date. No representation is made regarding the adequacy of the deferred tax liability which will result when the Corporation changes its tax reporting method from cash to accrual.

         (c) US Federal and state income tax assessments have been issued to the Corporation covering all past periods up to and including the fiscal year ended December 31, 1998. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the Vendor's knowledge, threatened against the Corporation in respect of Taxes.

         (d) There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax return or other document or the payment of any Taxes by the Corporation or the period for any assessment or reassessment of Taxes. Only the fiscal years of the Corporation subsequent to fiscal year ended December 31, 1995 remain open for reassessment for additional Taxes.

         (e) The Corporation has withheld from each amount paid or credited to any Person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper Tax or other Governmental Authorities within the time required under Applicable Law.

(9) BANK ACCOUNTS AND AUTHORIZATIONS. Attached as Schedule 3.3(9) is a list of all safe deposit boxes and bank accounts of the Corporation and the names of all Persons having access or signing authority and of all powers of attorney given by the Corporation.

(10) INSURANCE. Attached as Schedule 3.3(10) is a list of all insurance policies (including the name of the insurer, policy number, type of insurance, expiry date and details of pending claims) maintained by the Corporation in respect of its assets, business operations, directors, officers and employees and its Subsidiaries and their assets, business operations, directors, officer and employees. All such insurance policies are valid and enforceable and in full force and effect, are underwritten by unaffiliated and reputable insurers, are sufficient for all applicable requirements of law and provide insurance, including liability and product liability insurance, in such amounts and against such risks as is customary for corporations engaged in businesses similar to that carried on by the Corporation and its Subsidiaries to protect the employees, properties, assets, Business and operations of the Corporation and its Subsidiaries. The Corporation is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim within the appropriate time therefor. To the best of the Vendor's knowledge, there are no circumstances under which the Corporation would be required to or, in order to maintain its coverage, should give any notice to the insurers under any such insurance policy which has not been given. The Corporation has not received notice from any of the insurers regarding cancellation of such insurance policy. The Corporation has not received notice from any of its insurers denying any claims.

(11) CAPITAL EXPENDITURES. Except as disclosed in Schedule 3.3(11) , the Corporation is not committed to make any capital expenditures, nor have any capital expenditures been authorized or made by the Corporation at any time since the Statement Date, except for capital expenditures made in the Ordinary Course of Business which, in the aggregate, do not exceed $25,000.

(12) NON-ARM'S LENGTH MATTERS. Except as disclosed in Schedule 3.3(12), the Corporation is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to the Corporation by, the Vendor or any of the Vendor's Affiliates or any officers, former officers, directors, former directors, shareholders, former shareholders, employees (except for oral employment agreements with employees) or former employees of the Corporation or any Person not dealing at arm's length with any of the foregoing within the meaning of the INCOME TAX ACT (Canada). Since the Statement Date, the Corporation has not made or authorized any payments to the Vendor or any of the Vendor's Affiliates, or any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of the Corporation or to any Person not dealing at arm's length with any of the foregoing within the meaning of the INCOME TAX ACT (CANADA) except for salaries and other employment compensation payable to employees of the Corporation in the Ordinary Course of Business and at the regular rates payable to them.

3.4      PROPERTY OF CORPORATION.

(1) TITLE TO ASSETS. The Corporation and its Subsidiaries are the owners of and have good and marketable title to all of their respective properties and assets, including all properties and assets reflected in the Annual Financial Statements for fiscal year ended December 31, 1998 and all properties and assets acquired by the Corporation and its Subsidiaries as applicable, after the Statement Date, are free and clear of all Encumbrances, except for:

         (a) the properties and assets disposed of, utilized or consumed by the Corporation since the Statement Date in the Ordinary Course of Business;

         (b) the Encumbrances disclosed or reflected in the Annual Financial Statements for fiscal year ended December 31, 1998 or the Closing Financial Statements;

         (c)      liens for Taxes not yet due and payable; and

         (d)      the Encumbrances described in Schedule 3.4(1)(d) .

No other Person owns any assets which are being used in the Business, except for the Leased Premises and the personal property described in Schedule 3.4(5) leased by the Corporation. There are no agreements or commitments to purchase property or assets by the Corporation, other than in the Ordinary Course of Business.

(2) REAL PROPERTIES. The Corporation does not have any right, title or interest in any real property except for the Corporation's leasehold interests in the Leased Premises.

(3)      LEASES AND LEASED PREMISES.

         (a) Schedule 3.4(3)(a) describes all leases or agreements to lease under which the Corporation leases any real or immovable property (collectively, the "LEASES".) Complete and correct copies of the Leases have been provided to the Purchaser.

         (b) The Corporation is exclusively entitled to all rights and benefits as lessee under the Leases, and the Corporation has not sublet, assigned, licensed or otherwise conveyed any rights in the premises subject to the Leases (the "LEASED PREMISES") or in the Leases to any other Person.

         (c) All rental and other payments and other obligations required to be paid and performed by the Corporation pursuant to the Leases have been duly paid and performed. The Corporation is not in default of any of its obligations under the Leases and, to the best of the Vendor's knowledge, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases.

         (d) The terms and conditions of the Leases will not be affected by, nor will any of the Leases be in default as a result of, the completion of the Purchase.

(4) STATUS OF PROPERTY. To the best knowledge of the Vendor, the use by the Corporation of the Leased Premises is not in breach of any building, zoning or other statute, by-law, ordinance, regulation, covenant, restriction or official plan, and the Corporation has adequate rights of ingress and egress for the operation of the Business in the ordinary course and, specifically:

         (a) no alteration, repair, improvement or other work that has not been completed has been ordered, directed or requested in writing by any competent Governmental Authority to be done in respect of, the Leased Premises or any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works;

         (b) all accounts for work and services performed and materials furnished in respect of or the Leased Premises at the request of the Corporation have been paid and no Person is entitled to claim a lien under the CONSTRUCTION LIEN ACT (Ontario) and similar applicable legislation in any other province of Canada or state within the United States of America against, the Leased Premises or any part thereof, other than for current accounts in respect of which the due date has not yet passed;

         (c) there is nothing owing by the Corporation in respect of the Leased Premises to any municipal corporation, or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the due date has not yet passed; and

         (d) no part of the Leased Premises has been taken or expropriated by any Governmental Authority nor has any notice or proceeding in respect thereof been given or commenced.

(5) PERSONAL PROPERTY. The Corporation is not the lessee of any personal or movable property and is not a party to any conditional sale or other title retention agreement except as disclosed in Schedule 3.4(5) .

(6) WORK ORDERS AND DEFICIENCIES. To the best knowledge of the Vendor, there are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Leased Premises, the other properties and assets of the Corporation or the Business which have been issued by any police or fire department, sanitation, environment, labour, health or other Governmental Authorities. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. The Business is not being operated in a manner which is in contravention of any statute, regulation, rule, code, standard, policy or other Applicable Law.

(7) PLANTS, FACILITIES AND EQUIPMENT. To the best knowledge of the Vendor, the Leased Premises being used by the Corporation are without any substantial impairment to usability from structural defects, operating problems with building systems or other matters relating to the physical condition and all equipment including computer equipment, furniture and furnishings used in the Business are in good working order, fully operational and free of any defect, except for normal operating difficulties, wear and tear and obsolence.

(8) [INTENTIONALLY DELETED]

(9) INTELLECTUAL PROPERTY

         (a)      Schedule 3.4(9)(a) lists and contains a description of:

                  (i) all patents, patent applications and registrations, inventions, trade marks, trade names, trade mark applications and registrations, trade name registrations, service marks, designs, copyrights, copyright applications and registrations, and industrial designs, domestic or foreign, owned or used by the Corporation or relating to the Business;

                  (ii) all trade secrets, know-how, inventions and other intellectual property owned or used by the Corporation or relating to the Business; and

                  (iii) with respect to all computer systems and applications software, including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor to the extent in the possession and control of the Corporation, owned, licensed or used by the Corporation or relating to the Business Vendor will cooperate with the Purchaser in the preparation by the Corporation of a list thereof;

                  (collectively, the "INTELLECTUAL PROPERTY").

         (b) The Corporation has good and valid title to all Intellectual Property currently used or in the possession of the Corporation, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Corporation as disclosed in Schedule 3.4(9). Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Corporation have been provided to the Purchaser. All such agreements are in good standing and in full force and effect. No royalty or other fee is required to be paid by the Corporation to any other Person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. Except as indicated in
                  Schedule 3.4(9)(a), the Corporation has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other Person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Corporation to any other Person have been provided to the Purchaser.

         (c) Except as disclosed in Schedule 3.4(9)(a), there are no restrictions on the ability of the Corporation or any successor to or assignee from the Corporation to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of the Corporation in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

         (d) To the best knowledge of the Vendor, the conduct of the Business and the use of the Intellectual Property does not infringe, and the Corporation has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other Person, and the conduct of the Business does not include any activity which may constitute passing off.

         (e) Nothing has come to the attention of the Vendor to the effect that there is pending or threatened any claim or litigation against the Corporation contesting the right of the Corporation to use or sell any product, licence, patent, process, method, substance, part or material. No third party has any right to disclosure or use of any proprietary technology or rights of the Corporation, present or future.

(10) LICENCES, AGENCY AND DISTRIBUTION AGREEMENTS. Schedule 3.4(10) lists all agreements to which the Corporation is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property has been granted, licensed or otherwise provided to the Corporation or by the Corporation to any other Person, or under which the Corporation has been appointed or any Person has been appointed by the Corporation as an agent, distributor, licensee or franchisee for any of the foregoing. Complete and correct copies of all of the agreements listed in Schedule 3.4(10) have been provided to the Purchaser. None of the agreements listed in Schedule 3.4(10) grant to any Person any authority to incur any liability or obligation or to enter into any agreement of behalf of the Corporation.

3.5 CONDUCT OF BUSINESS.

(1) NO MATERIAL ADVERSE CHANGE. Since the Statement Date, there has not been any material change in the affairs, prospects, operations, assets or financial condition of the Business or of the Corporation other than changes in the Ordinary Course of Business, none of which has been materially adverse; nor any damage, destruction or loss or other event, development or condition of any character (whether or not covered by insurance) materially and adversely affecting the business, assets or properties of the Business or of the Corporation, except as otherwise disclosed in the Schedules hereto.

(2) ORDINARY COURSE. The Business has been carried on in a manner consistent with the Ordinary Course of Business since the Statement Date, and will be carried on in a manner consistent with the Ordinary Course of Business after the date of this Agreement and up to the Closing Date.

(3) SUPPLIERS. Schedule 3.5(3) contains a list of the largest suppliers (by dollar volume) of materials to the Corporation during the twelve-month period ended December 31, 1998, indicating the existing contractual arrangements with each such supplier.

(4) CUSTOMERS. The Vendor has previously delivered to the Purchaser a true and complete list of all customers of the Business as of the date hereof. The Corporation is the sole and exclusive owner of, and has the unrestricted right to use, such customer list. Except as disclosed in Schedule 3.5(4), neither the customer list nor any information relating to the customers of the Business have, within three years prior to the date of this Agreement, been made available to any Person other than the Purchaser. To the best knowledge of the Vendor, and except as otherwise disclosed in Schedule 3.3(7) there are no facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the Business which, in the aggregate, would be material to the Business or the financial condition of the Corporation. No indication has been received that any significant customer or number of customers will or may cease to deal with the Corporation as a result of the sale of the Purchased Shares or for any other reason.

(5) NECESSARY ASSETS. The assets owned or leased by the Corporation excluding consideration of software, are adequate for the conduct of the Business as usually conducted and include all proprietary rights, trade secrets and other property and assets, tangible and intangible, applicable to or used in connection with the Business.

(6) RESTRICTIONS ON DOING BUSINESS. The Corporation is not a party to or bound by any agreement or commitment which would restrict or limit its rights to carry on or compete in any business or activity or to solicit business from any Person or in any geographical area or otherwise to conduct the Business as currently conducted and as proposed to be conducted. The Corporation is not subject to any legislation or any judgment, order or requirement of any court or Governmental Authority which is not of general application to Persons carrying on a business similar to the Business. To the best of the Vendor's knowledge, there are no facts or circumstances which could materially adversely affect the ability of the Corporation to continue to operate the Business as presently conducted following the completion of the Purchase.

(7) CONTRACTS. The Corporation is a party to the written contracts, leases and agreements described in Schedule 3.5(7) and is not a party to or bound by any contract or commitment, written or oral, which has more than six (6) months to run, involves a price or consideration of more than $25,000 in the aggregate, which could materially and adversely affect the business, affairs or prospects, financial or other, of the Corporation or those which can be terminated by the Corporation without payment or damages, penalty or other amount by giving not more than 60 days notice except, as disclosed in Schedule 3.5(7). The Corporation is not required to provide any bonding or other financial security arrangements in connection with any transactions with its customers or suppliers in the Ordinary Course of Business. The Corporation is in good standing and is entitled to all benefits under all contracts to which it is a party and none of them is dependent upon the guarantee of or any security provided by a third party. To the best of the

Vendor's knowledge, there exists no state of facts which after notice or lapse of time or both would constitute a default or breach thereunder and none of the other parties to such contracts is in material default thereunder.

3.6      EMPLOYMENT MATTERS.

(1) EMPLOYEES. Schedule 3.6(1) states the name, job title, duration of employment and rate of remuneration of, and the nature of services performed by, each employee of the Corporation and indicates the names of those who have stated that they will resign or retire as a result of the transaction contemplated by this Agreement.

(2) REMUNERATION. Since the Statement Date, no payments have been made or authorized to directors, officers or employees, except at regular rates of remuneration.

(3) LABOUR MATTERS AND EMPLOYEE CONTRACTS. The Corporation is not a party to or bound by any collective agreement is not currently conducting negotiations with any labour union or employee association. Except as disclosed in Schedule 3.6(3) the Corporation is not a party to any written employment agreement and there is no agreement for the employment of any employee which cannot be terminated on reasonable notice and without penalty. There is no agreement or practice relating to the payment of any management, consulting, service or other fee or any bonus, pension, share of profits or retirement allowance, or any insurance, health or other employee benefit, except as disclosed in Schedule 3.6(3). There are no existing or, to the best of the Vendor's knowledge, threatened labour strikes, labour disputes, grievances, or controversies affecting the Corporation or the Business.

(4) EMPLOYEE LEGISLATION. Except as disclosed in Schedule 3.7(2), to the best knowledge of the Vendor, the Corporation has complied with all Applicable Laws rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against the Corporation relating to unfair labour practices or discrimination or under any legislation relating to employees. The Corporation has paid in full all amounts owing under the WORKPLACE SAFETY AND INSURANCE ACT (Ontario) or comparable provincial legislation or state legislation. There are no charges or orders requiring the Corporation to comply outstanding under the OCCUPATIONAL HEALTH AND SAFETY ACT (Ontario) or comparable legislation.

(5) BENEFIT PLANS. Schedule 3.6(5) lists all of the Corporation's deferred profit sharing, group insurance, dental insurance, disability, death benefit, health and welfare, hospitalization, vacation, vacation pay, unemployment, pension, retirement and other employee benefit, plans, agreements, policies, practices and other similar arrangements currently applicable to the current and/or past officers, employees, agents and/or independent contractors (the "BENEFIT PLANS").

(6) DISCLOSURE. The Vendor has delivered to the Purchaser true and complete copies of the written texts of the Benefit Plans and of the funding agreements therefor. The Vendor has not made, or acquiesced in the making of, any amendments to such documents. The Corporation has performed its obligations (including fiduciary, funding, investment and administration obligations) in connection with the Benefit Plans or the funding agreements therefor. There are no outstanding disputes concerning the assets held pursuant to any such funding agreement. Where required, the Benefit Plans are duly registered under the Applicable Laws in the appropriate jurisdictions. All reports and disclosures relating to the Benefit Plans required by this Agreement, or by any Applicable Law, to be filed or distributed on or before the execution of this Agreement have been filed or distributed. No promises of benefit improvements under the Benefit Plans have been made except as may be required, or are reasonably anticipated to be required, by Applicable Law or collective agreement.

(7) CONTRIBUTIONS. Except as disclosed in Schedule 3.7(2), all contributions or premiums required to be made by the Corporation to the Benefit Plans have been made in a timely fashion in accordance with the terms of the Benefit Plans and Applicable Law. All employee contributions to the Benefit Plans required to be made by way of authorized payroll deduction have been properly withheld by the Corporation and fully paid into the Benefit Plans. There have been no improper withdrawals, or applications of, the assets of the Benefit Plans. There are no taxes owing in respect of the Benefit Plans.

(8) ERISA. Except as disclosed in Schedule 3.7(2), to the best knowledge of the Vendor, the Corporation and its Subsidiaries have complied in all material respects with all Applicable Laws (including, but not limited to, the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

3.7      GENERAL MATTERS.

(1) COMPLIANCE WITH CONSTATING DOCUMENTS, AGREEMENTS AND LAWS. The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor and the Corporation, and the completion of the Purchase, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of the Corporation under:

         (a) any term or provision of any of the articles, its Code of Regulations or other constating documents of the Corporation;

         (b)      subject to obtaining the contractual consents referred to in
                  Schedule 3.7(1)(b) , the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which the Corporation or the Vendor is a party or by which either of them is bound, or

         (c)      subject to obtaining the regulatory consents referred to in
                  Schedule 3.2(5), any term or provision of any of licenses or permits referred to in Section 3.1(8), any order of any court or Governmental Authority or regulatory body or any Applicable Law of any jurisdiction in which the Business is carried on.

(2) COMPLIANCE WITH LAWS. Except as otherwise disclosed in Schedule 3.7(2) hereto, the Corporation in carrying on the Business is not in violation of any Applicable Law relating to, without limitation, its operations, products, manufacturing processes, advertising, sales or employment practices, wages and hours, product safety or civil rights, which violation could reasonably be expected to have a material adverse effect on its Business.

(3) LITIGATION. Except for the matters referred to in Schedule 3.7(3) , there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Corporation or the Vendor) pending or, to the best of the Vendor's knowledge, threatened, by or against or affecting the Corporation, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which might result in any material adverse change in the business, affairs or prospects of the Corporation, financial or other or which might adversely affect the ability of the Vendor to enter into this Agreement or to consummate the Purchase. Except for the matters referred to in Schedule 3.7(3), there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. Without restricting the generality of the foregoing, no significant product liability claims have been asserted or made, and continue to be outstanding, against the Corporation alleging any defect in the design, manufacture or materials of any of the products of the Business.

(4) COPIES OF DOCUMENTS. True and complete copies of all contracts, leases, collective agreements, pension plans, benefit plans, policies of insurance and other documents identified in any schedule to this Agreement have been delivered to the Purchaser.

(5) DISCLOSURE. The representations and warranties of the Vendor contained in this Agreement and in any certificate or other material delivered under this Agreement are accurate and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading. Without restricting the generality of the foregoing, there are no facts known to the Vendor which should be disclosed to the Purchaser in order to make any of the representations and warranties contained in this Agreement not misleading or which may have a materially adverse affect on the Business or its operations, and no facts are known to the Vendor which may materially adversely affect the Business or would operate to prevent the Purchaser from using the assets of the Business to operate the Business in the manner in which the Corporation has operated the Business prior to the date of this Agreement.

SECTION 4         -- REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Vendor as stated below and acknowledges that the Vendor is relying on the accuracy of each such representation and warranty in entering into this Agreement and completing the Purchase.

4.1 ORGANIZATION. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of Ontario and has full power and authority to carry on its business as and where such business is operated. Purchaser has full power to carry out the transactions provided for in this Agreement. All necessary corporate action required to be taken by Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement has been duly and validly taken, and this Agreement constitutes the legal, valid and binding and enforceable obligation of Purchaser. To the best knowledge of the Purchaser, no consent, approval or agreement or any person, party, court, governmental authority, or entity is required to be obtained by Purchaser in connection with the execution and performance by Purchaser of this Agreement.

4.2 ITS SHARES. All corporate action necessary for the issuance by Purchaser of the ITS Shares has been taken and the ITS Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non assessable.

4.3 NO DEFAULTS. Purchaser is not in violation of any term of its certificate of incorporation or its Code of Regulations, and Purchaser is not in violation of any judgment, decree or order, applicable to it. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement will not result in any such violation or a violation of Purchaser's certificate of incorporation or its Code of Regulations or any Applicable Law or be in conflict with, constitute a default under or result in a violation of (or give rise to any right of termination, cancellation or acceleration under) any Contract, to which Purchaser is a party, or Applicable Laws applicable to Purchaser.

4.4 LITIGATION. Except as set forth is the ITS SEC Documents, there are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Purchaser's best knowledge, threatened against Purchaser or any of its assets, at law or in equity or by or before any Governmental Authority or in arbitration or mediation.

4.5 AUTHORITY. Purchaser has full power and authority to execute this Agreement and consummate the transactions contemplated by this Agreement, and this Agreement constitutes, when executed and delivered by Purchaser, the legal, valid, binding and enforceable obligations of Purchaser. All action required to be taken by Purchaser in order for it to consummate the transaction contemplated by this Agreement have been taken. Purchaser and Purchaser's assets are not subject to, nor is Purchaser in default with respect to, any Order, Claim or governmental restriction that could materially and adversely affect its financial condition, business, assets, or prospects or that would interfere with the transactions contemplated by this Agreement. Purchaser is not insolvent, and Purchaser is not subject to any disability or impairment which would affect its ability to perform the terms of this Agreement. Neither the execution of this Agreement not the performance of their respective terms will render Purchaser insolvent.

SECTION 5 --  INTERIM PERIOD

5.1 INTERIM PERIOD. The parties hereto were introduced and began their negotiations in late July, 1999. This Agreement has been given a January 1, 1999 effective date since the Purchaser intends to consolidate the operating results of the Corporation and its Subsidiaries with the Purchaser's as of January 1, 1999. The conduct of the Corporation's business during the Interim Period did not cause the representations and warranties of Vendor under Section 3 of this Agreement to be materially inaccurate or misleading.

SECTION 6 --  ACCESS AND CONFIDENTIALITY

6.1 ACCESS. The Purchaser and its auditors, counsel and other representatives shall be afforded immediate and continuous access at all reasonable times to all premises of, corporate, financial and other books and records of, and all policies of insurance, contracts, leases, deeds and other documents in the possession or control of, the Corporation to enable the Purchaser to investigate the affairs of the Corporation, and the Vendor shall furnish to the Purchaser or its representatives such information with respect to the Corporation and its affairs as the Purchaser may reasonably request but no such investigation shall prejudice the rights of the Purchaser under this Agreement.

6.2 CONFIDENTIALITY. Notwithstanding anything contained in this Agreement, if the Purchase is not completed for any reason, the Purchaser shall hold in strict confidence, and shall not disclose to any Person or use any confidential information obtained by the Purchaser with respect to the Corporation and its affairs. Upon completion of the Purchase, the Vendor shall hold in strict confidence and shall not disclose to any Person (other than the Purchaser) or use any confidential information of the Corporation.

SECTION 7 -- CONDITIONS

7.1 GENERAL. The obligations of the Purchaser under this Agreement are subject to the conditions stated below which are for the exclusive benefit of the Purchaser and all or any of which may be waived by the Purchaser. The Vendor shall cause each of the conditions to be fulfilled or performed at or before the time specified for closing to the extent within the control of the Vendor. If any condition is not satisfied on or before the Closing Date, the Purchaser may terminate this Agreement by Notice to the Vendor without prejudice to any other rights or remedies of the Purchaser.

(1) VERIFICATION. All representations and warranties contained in this Agreement shall be true as of the Closing Date with the same effect as though made on and as of that date and the Vendor shall have delivered to the Purchaser evidence satisfactory to the Purchaser to the foregoing effect dated the Closing Date, but the acceptance of such evidence and the closing of the transaction hereby contemplated shall not be a waiver of such representations and warranties.

(2) VENDOR'S OBLIGATIONS. The Vendor shall have performed each of its obligations under this Agreement to the extent required to be performed on or before the Closing Date.

(3) ADVERSE PROCEEDINGS. No action or proceeding shall be pending or threatened which could reasonably be expected to impair or prohibit the completion of the Purchase.

(4) MATERIAL ADVERSE CHANGE. No damage to or destruction of a material part of the property, plant or equipment of the Corporation shall have occurred and no change shall have occurred in the operations, condition, affairs or prospects of the Corporation, financial or other, other than changes in the ordinary and usual course of business which, in the reasonable business judgment of the Purchaser, are not expected to be materially adverse to the Corporation.

(5) STATUS OF LEASES AND CONTRACTS The Vendor shall have delivered to the Purchaser consent to the change in ownership effected by the Purchase of the Purchased Shares that may be required by the terms of such Leases or by the terms of any contract listed on Schedule 3.7(1)(b).

(6) CONCURRENT TRANSACTIONS. Concurrently with the completion of the Purchase, the parties shall have executed and delivered and have completed the transactions contemplated by the following:

         (a) Employment Agreement between the Vendor and the Corporation with non-competition covenant;

         (b) Guarantee given by the Corporation of the Purchaser's obligations to the Vendor under certain Promissory Notes to be issued by the Purchaser to the Vendor as part of the Purchase Price;

         (c)      other agreements, as necessary.

(7) AIRCRAFT LEASE Evidence satisfactory to the Purchaser that the Aircraft Lease Agreement dated November 22, 1997 between CAD CAM, Inc., as lessee, and Premier Leasing, as lessor, has been terminated and that all liabilities, expenses, indemnities and costs, including insurance costs, have been terminated, paid in full, adjusted, or reduced accordingly.

(8) INDEBTEDNESS OF SHAREHOLDERS, DIRECTORS ETC. Satisfactory evidence to the Purchaser that all Indebtedness to the Corporation of the Vendor for advances or other amounts have been or will be paid pursuant to terms negotiated by the parties prior to closing.

(9) RESIGNATIONS. The Vendor shall have delivered to the Purchaser resignations of all of the officers and directors of the Corporation as of the Closing Date. Vendor will enter into an Employment Agreement with Purchaser which will provide that Vendor will be Chairman and Chief Executive Officer of the Corporation during the period of his employment and Purchaser will use its best efforts to ensure that the Vendor will serve as a director on the board of directors of the Purchaser until three years from the Closing Date.

(10) LIFE INSURANCE. The Corporation has a collateral interest in certain life insurance policies owned by the Vendor, and three other officers of the Corporation, namely, Scott Walters, Ken Stephenson and Tom Shoup (the "POLICYHOLDERS"). The Vendor Policyholder may not borrow against their interest in the life insurance policies without the prior written consent of Purchaser.

(11) EVIDENCE. Satisfactory to the Purchaser that all guarantees granted by the Corporation, and security therefor, in respect of obligations owed by an Affiliate to a third party will have been released and discharged, including, without limitation, a guarantee granted by the Corporation to The Provident Bank dated July 9, 1996, guaranteeing Premier Leasing Co.'s obligations to The Provident Bank in the amount of $485,919.62.

(12) CORPORATE ACTION. All appropriate action of the directors, shareholders and officers of the Corporation shall have been taken and all requisite consents, approvals and resignations shall have been obtained to transfer the Purchased Shares to the Purchaser and to constitute a board of directors consisting of nominees of the Purchaser.

(13) APPROVALS, CONSENTS, ETC. Any approval, consent, ruling, exemption or authorization that may be necessary or appropriate in respect of the transactions contemplated hereby shall have been received and shall be absolute or on terms reasonably acceptable to the Purchaser.

(14) APPROVAL OF COUNSEL AND OPINIONS. The status of the Corporation, its title to its assets, all documents delivered hereunder, and the form and legality of all corporate action and all other matters which in the reasonable opinion of counsel for the Purchaser are material shall be subject to the approval of such counsel, who may rely to such extent and with respect to such matters as such counsel consider appropriate on the opinion of counsel for the Vendor, and counsel for the Vendor shall have delivered to the Purchaser such legal opinions as the Purchaser may reasonably request for the purposes of the foregoing including an opinion in the form and content of Schedule 7.1(14) .

SECTION 8 -- NON-COMPETITION AND EMPLOYMENT AGREEMENT

         The Vendor shall execute and deliver to the Purchaser on the Closing Date an amended employee agreement and a covenant substantially in the form of
Schedule 8 (the "EMPLOYMENT AGREEMENT")

SECTION 9 -- SURVIVAL AND INDEMNITY

9.1 SURVIVAL. The representations, warranties and obligations contained in this Agreement or in any document delivered hereunder shall survive the closing of the transaction contemplated by this Agreement for a period of one (1) year from the Closing Date. No claim may be asserted for breach of any representation or warranty occurring after the expiration of one (1) year period.

9.2 GENERAL INDEMNITY. The Vendor shall fully indemnify the Purchaser and the Corporation for one (1) year from the Closing Date against all loss, liability and expense arising out of any misrepresentation or breach of warranty or obligation by the Vendor under this agreement to the extent such loss, liability and expense exceeds $25,000 in the aggregate.

Such indemnity shall include, without limitation, reasonable legal fees and expenses in connection with any action or proceeding against the Corporation or the Purchaser. If the amount required to satisfy any claim disclosed or provided for shall exceed the amount so disclosed or provided for, the excess shall be considered to be a separate liability in respect of which no disclosure or provision has been made. The liability of the Vendor under this Section 9.2 with regard to any representation or warranty shall not extend to any claim asserted after one (1) year.

9.3 NOTICE AND PARTICIPATION. The Purchaser shall give the Vendor prompt Notice of any loss, liability or expense for which the Vendor may be liable under
Section 9.2 and the Vendor shall be entitled, at its expense, to participate in any negotiations, to assume the defence of any action or proceeding and to settle for monetary damages any claim in respect of which indemnification is sought under this Section. The Vendor shall not settle or compromise any such claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

SECTION 10 -- CLOSING

The closing of the Purchase shall take place at the offices of McMillan Binch, Barristers & Solicitors, 38th Floor, Royal Bank Plaza, South Tower, 200 Bay Street, Toronto, Ontario, at [11:00 a.m.] on the Closing Date, at which time the Vendor shall deliver to the Purchaser certificates for the Purchased Shares duly endorsed in blank for transfer together with reasonable evidence of the due compliance by the Vendor with all of the conditions contained in Section 7 and such other documents as counsel for the Purchaser reasonably may consider necessary or appropriate against payment of the Purchase Price by the Purchaser to the Vendor.

SECTION 11 -- ARBITRATION

11.1 SCOPE. Any dispute between the parties, whether arising before or after the Closing, relating to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to arbitration under the ARBITRATION ACT, 1991 (Ontario) on and subject to the terms and conditions of this Section 11.

11.2 APPOINTMENT OF ARBITRATORS. A party desiring arbitration hereunder shall give a Notice of arbitration to the other party containing a concise description of the matter submitted for arbitration. Within 10 days after a party gives a Notice of arbitration, the parties shall jointly appoint a single arbitrator ("Arbitrator"), who shall be a retired judge of the Ontario Court (General Division) or of any court of a province of Canada having jurisdiction comparable to or higher than that of such court (the "Court"). If the parties fail to appoint an Arbitrator within such time, an Arbitrator shall be designated by a judge of the Court upon application by either party.

11.3 POWERS OF ARBITRATOR. The Arbitrator may determine all questions of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including legal fees and the costs of the arbitration) and interest.

11.4 ARBITRATION PROCEDURE. The arbitration shall take place in the Municipality of Metropolitan Toronto at such place therein and time as the Arbitrator may fix. No later than 20 Business Days after hearing the representations and evidence of the parties, the Arbitrator shall make his or her determination in writing and deliver one copy to each of the parties. The decision of the Arbitrators shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration.

11.5 AWARDS AND APPEAL. There shall be no appeal from the determination of the Arbitrator to the Court under the ARBITRATION ACT, 1991 (Ontario). Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

11.6 COSTS OF ARBITRATION. The costs of any arbitration hereunder shall be borne by the parties in the manner specified by the Arbitrator in his determination.

11.7 RULES. Insofar as they do not conflict with this Section 11, the Rules for the Conduct of Arbitration of the Arbitrators' Institute of Canada Inc. (the "Rules") in effect at the date of commencement of any arbitration held hereunder shall be applicable to the arbitration, and the Arbitrators shall have jurisdiction to take such action and make such orders as are contemplated in the Rules.

11.8 CONDITION PRECEDENT. Submission to arbitration under this Section 11 shall be a condition precedent to bringing any action with respect to this Agreement.

SECTION 12 -- MISCELLANEOUS

12.1 FEES AND EXPENSES. Purchaser hereby agrees that it shall be liable for and pay all legal and accounting fees and expenses incurred by the Vendor in connection with the purchase and sale of the shares of the Corporation up to and including the Closing Date and any required post-closing matters in connection with the Transaction (the "Transaction") provided, however, that Purchaser shall not pay any introduction fees, commissions or brokerage fees on or for the account of the Vendor.

12.2 FURTHER ASSURANCES. Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions of this Agreement.

12.3 NO DISCLOSURE. Prior to completion of the Purchase on the Closing Date, no disclosure with respect to the transaction contemplated by this Agreement shall be made by either party to suppliers, customers or employees of the Corporation or others without the prior approval of the other party (such approval not to be unreasonably withheld).

12.4 NOTICE. Unless otherwise specified, each Notice to a party must be given in writing and delivered personally or by courier, sent by prepaid registered mail or transmitted by fax to the party as follows:

                  If to the Vendor:

                  Name:      Roger W. Walters

                  Address:   119 Bufflehead Drive
                             Kiawah Island, SC 29455

                  Attention: Roger W. Walters

                  Fax No:    (843) 768-9058

                  If to the Purchaser:

                  Name:      IT Staffing Ltd.

                  Address:   55 University Avenue, Suite 505
                             Toronto, ON  M5J 2H7

                  Attention: Declan French

                  Fax No:    (416) 364-2424

or to any other address, fax number or Person that the party designates. Any Notice, if delivered personally or by courier, will be deemed to have been given when actually received, if transmitted by fax before 3:00 p.m. on a Business Day, will be deemed to have been given on that Business Day, and if transmitted by fax after 3:00 p.m. on a Business Day, will be deemed to have been given on the Business Day after the date of the transmission.

12.5 TIME. Time shall be of the essence of this Agreement.

12.6 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario, and each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

12.7 ENTIRE AGREEMENT. This Agreement and the attached Schedules constitute the entire agreement between the parties with respect to the subject matter and supersede all prior negotiations and understandings. No provision may be amended or waived except in writing.

12.8 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable.

12.9 ASSIGNMENT AND ENUREMENT. No party may assign this Agreement without the prior written consent of the other parties. This Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

12.10 COUNTERPARTS AND FACSIMILE. This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally executed copy to the other party or parties.

The parties have executed this Agreement.


                                         IT STAFFING LTD.

                                         By:
                                             --------------------------------
                                             Name:  Declan French
                                             Title: President and CEO


                                         CAD CAM, INC.

                                         By:
                                             --------------------------------
                                             Name:  Roger W. Walters
                                             Title: President and CEO


                                         ROGER W. WALTERS


                                         ------------------------------------

SCHEDULE 1.1(4) - ANNUAL FINANCIAL STATEMENTS FOR FISCAL YEAR ENDED DECEMBER 31, 1998

                  SCHEDULE 2.2(1)(B) - FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE

$-                                                             September  , 1999

FOR VALUE RECEIVED, IT STAFFING LTD., an Ontario corporation (the "Purchaser"), HEREBY PROMISES TO PAY to the order of ROGER W. WALTERS (together with his heirs, executors, administrators, personal and legal representatives and permitted assigns, the "Holder"), at such place as the Holder may designate, in lawful money of the United States of America, the principal amount of o DOLLARS ($o), in consecutive equal quarterly instalments commencing o, 1999 based on an 20-Quarter amortization with a balloon payment of all amounts outstanding under the Note on the Maturity Date, together with interest payable at Prime Rate plus
 .5% per year, payable in arrears. For purposes of this Note:

         (a)      "MATURITY DATE" means o, 2004.

         (b) "PRIME RATE" means, at any date, the annual rate of interest announced from time to time by The Toronto-Dominion Bank, as being its reference rate in effect on such date for determining interest rates on Canadian dollar denominated commercial loans made by it in Canada (that is, prime rate).

         (c)      "QUARTER" or "QUARTERLY" means a period of three months.

         (d) "NOTE" shall mean this Promissory Note as originally executed or if later amended, modified, supplemented or replaced, then, as so amended, modified, supplemented or replaced.

1. PAYMENTS. This Note may be prepaid at any time in whole or in part from time to time without penalty or premium. The principal of this Note is payable in US Dollars and in same day funds, without abatement, reduction, deduction, counterclaim recoupment, defence or set-off, to the Holder.

2. WAIVER. Except as otherwise provided for in this Note, and to the fullest extent permitted by applicable law, the Purchaser waives: (a) presentment, notice, demand and protest, and notice of presentment, dishonour, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note at any time held by the Holder on which the Purchaser may in any way be liable, and hereby ratifies and confirms whatever the Holder may do in this regard; (b) all rights to notice and a hearing prior to the Holder's taking possession or control of, or to the Holder's replevy, attachment or levy upon, any property, real or personal, tangible or intangible of the Purchaser or any bond or security which might be required by any court prior to allowing the Holder to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver of such power, right or privilege, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3. LOST OR DESTROYED NOTE. Upon receipt by the Purchaser of evidence reasonably satisfactory to the Purchaser of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Purchaser or, in case of any such mutilation, upon surrender and cancellation of this Note, the Purchaser will issue a replacement Note of like tenor in lieu of this Note.

4. SEVERABILITY. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

5. CONVERSION. If, for the purpose of obtaining judgment in any court, determining the amount outstanding under this agreement or for any other purpose, it is necessary to convert an amount in one currency (the "Original Currency") into another currency (the "Second Currency"), the Equivalent Amount of the Second Currency shall be used. If the conversion relates to a judgment, the conversion shall be performed as of the date one day preceding that on which payment pursuant to such judgment is made. For all other purposes, the conversion shall be performed as of the date and time of determination. For the purposes of this Note, "EQUIVALENT AMOUNT" means, with respect to any given amount of any currency, the amount of any other currency required to purchase that amount of the first currency through The Toronto-Dominion Bank in Toronto in accordance with such bank's usual procedures

6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (without giving effect to its conflicts of law rules).

7. SUCCESSORS AND ASSIGNS. This Note shall be binding upon the Purchaser and its successors, and shall enure to the benefit of the Holder and its successors and assigns.

                                     IT STAFFING LTD.


                                     By:
                                         ----------------------------
                                     Name:
                                     Title:

      SCHEDULE 3.1(5) - EQUITY INVESTMENTS AND SUBSIDIARIES OF CORPORATION

             SCHEDULE 3.2(5) - CONTRACTUAL AND REGULATORY APPROVALS

           SCHEDULE 3.5(7)- MATERIAL CONTRACTS, LEASES AND AGREEMENTS

             SCHEDULE 3.3(4) - GUARANTEES, WARRANTIES AND DISCOUNTS

         SCHEDULE 3.3(5) - LETTERS OF CREDIT, BONDS OR OTHER FINANCIAL
                             SECURITY ARRANGEMENTS

             SCHEDULE 3.3(7) - ABSENCE OF CERTAIN CHANGES OR EVENTS

                         SCHEDULE 3.3(10) - TAX MATTERS

               SCHEDULE 3.3(9) - BANK ACCOUNTS AND AUTHORIZATIONS

                          SCHEDULE 3.3(10) - INSURANCE

                  SCHEDULE 3.3(12) - NON-ARM'S LENGTH INTERESTS

                        SCHEDULE 3.4(1)(D) - ENCUMBRANCES

                      SCHEDULE 3.4(3)(A) - LEASED PREMISES

   SCHEDULE 3.4(5) - PERSONAL PROPERTY LEASES AND CONDITIONAL SALES AGREEMENT

                   SCHEDULE 3.4(9)(A) - INTELLECTUAL PROPERTY

         SCHEDULE 3.4(10) - LICENCES, AGENCY AND DISTRIBUTION AGREEMENTS

                           SCHEDULE 3.5(3) - SUPPLIERS

                           SCHEDULE 3.5(4) - CUSTOMERS

                           SCHEDULE 3.5(7) - CONTRACTS

                           SCHEDULE 3.6(1) - EMPLOYEES

            SCHEDULE 3.6(3) - LABOUR MATTERS AND EMPLOYMENT CONTRACTS

                         SCHEDULE 3.6(5) - BENEFIT PLANS

                     SCHEDULE 3.7(1)(B) - REQUIRED CONSENTS

                      SCHEDULE 3.7(3) - PENDING LITIGATION

                   SCHEDULE 7.1(14) - VENDOR'S COUNSEL OPINION

                        SCHEDULE 8 - EMPLOYMENT AGREEMENT

                    SCHEDULE 3.1(10) - OPERATIONS AND ASSETS

                              SCHEDULE 2.4(1) - ???

                     SCHEDULE 3.3(11) - CAPITAL EXPENDITURES